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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3) and related Prospectus of InSite Vision Incorporated for the registration of 4,857,097 shares of its common stock and to the incorporation by reference therein of our report dated February 9, 2000, with respect to the consolidated financial statements of InSite Vision Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                   ERNST & YOUNG LLP

                                   /s/ ERNST & YOUNG LLP
Walnut Creek, California
August 24, 2000